EXHIBIT 1.D

This Exhibit 1.D sets forth information with respect to each purchase or sale of Shares effectuated by the Investment Manager on behalf on the Farallon Funds in the past 60 days. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

TRADE DATE	NO. OF SHARES PURCHASED (P) OR SOLD (S)	PRICE PER SHARE ($)
11/6/2026	183,000 (S)	$69.29
11/5/2026	230,000 (S)	$69.95
11/4/2026	201,542 (S)	$72.59
11/3/2026	255,661 (S)	$72.60
11/2/2026	88,797 (S)	$70.54
10/30/2026	568,000 (S)	$69.84
10/28/2026	18,709 (S)	$66.04
10/27/2026	81,291 (S)	$65.28
10/26/2026	45,000 (S)	$65.12
10/23/2026	65,000 (S)	$64.63
10/22/2026	79,000 (S)	$65.15
10/21/2026	80,000 (S)	$64.43
10/20/2026	123,000 (S)	$63.85
10/19/2026	250,000 (S)	$62.51
10/16/2026	250,000 (S)	$62.16
10/15/2026	157,000 (S)	$62.65
10/14/2026	61,204 (S)	$60.96
10/1/2026	60,200 (P)	$58.20
9/30/2026	60,000 (P)	$60.11
9/29/2026	94,000 (P)	$58.46
9/28/2026	54,000 (P)	$58.35
9/25/2026	98,000 (P)	$58.14
9/24/2026	59,000 (P)	$57.53
9/16/2026	175,000 (P)	$57.07